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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 ProLogis Trust
             (Exact Name of Registrant as Specified in Its Charter)

       Maryland                                         74-2604728
(State of Organization)                     (I.R.S. Employer Identification No.)


        14100 East 35th Place
           Aurora, Colorado                                80011
(Address of Principal Executive Offices)                (Zip Code)



If this form related to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form related to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]




Securities Act registration statement file number to which this form relates:

   333-69001
---------------
(If applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                   Name of Each Exchange on Which
            to be so Registered                   Each Class is to be Registered
            -------------------                   ------------------------------

Series E Cumulative Redeemable Preferred Shares
of Beneficial Interest, par value $.01 per share     New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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Item 1. Description of Registrant's Securities to be Registered.
        -------------------------------------------------------

     A complete description of the Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the "ProLogis Series E Preferred Shares"), which are to be registered hereunder is contained under the caption "Description of ProLogis Securities--Series E Preferred Shares" in the Joint Proxy Statement and Prospectus, forming a part of the Form S-4 Registration Statement (File No. 333-69001) of ProLogis Trust ("ProLogis"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 2. Exhibits.
        --------

     The following exhibits are filed herewith and with the New York Stock Exchange, Inc.

Exhibit
Number                                Exhibit
------                                -------

 3.1 Amended and Restated Declaration of Trust of ProLogis (incorporated by reference to Exhibit 4.1 to ProLogis' Registration Statement No. 33-
         73382).

 3.2     First Certificate of Amendment of Amended and Restated Declaration of
         Trust of ProLogis (incorporated by reference to Exhibit 3.1 to ProLogis' Form 8-K dated June 14, 1994).

 3.3     Second Articles of Amendment of Restated Declaration of Trust of
         ProLogis (incorporated by reference to Exhibit 4.3 to ProLogis'
         Registration Statement No. 33-87306).

 3.4     Articles Supplementary relating to ProLogis' Series A Cumulative
         Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to Exhibit 4.8 to ProLogis' Form 8-A registration statement relating to such shares).

 3.5     First Articles of Amendment to Articles Supplementary relating to
         ProLogis' Series A Cumulative Redeemable Preferred Shares of Beneficial
         Interest (incorporated by reference to Exhibit 10.3 to ProLogis' Form
         10-Q for the quarter ended September 30, 1995).

 3.6     Articles Supplementary relating to ProLogis' Series B Cumulative
         Convertible Redeemable Preferred Shares of Beneficial Interest
         (incorporated by reference to Exhibit 4.1 to ProLogis' Form 8-K dated
         February 14, 1996).

 3.7     Articles Supplementary with respect to ProLogis' Series C Cumulative
         Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to Exhibit 4.8 to ProLogis' Form 8-A dated November 13,
         1996).

 3.8     Articles Supplementary with respect to ProLogis' Series D Cumulative
         Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to Exhibit 4.10 to ProLogis' Form 8-A filed on April 8,
         1998).

 3.9     Form of Articles Supplementary with respect to ProLogis' Series E
         Cumulative Redeemable Preferred Shares of Beneficial Interest
         (incorporated by reference to Exhibit 3.9 to ProLogis' Form S-4
         Registration Statement No. 33-69001).

 3.10    Bylaws of ProLogis (incorporated by reference to Exhibit 4.3 to
         ProLogis' Registration Statement No. 33-83208).

 4.1 Form of share certificate for Common Shares of Beneficial Interest of ProLogis (incorporated by reference to Exhibit 4.4 to ProLogis'
         Registration Statement No. 33-73382).

 4.2     Form of share certificate for Series A Cumulative Redeemable Preferred
         Shares of Beneficial Interest of ProLogis (incorporated by reference to Exhibit 4.7 to ProLogis' Form 8-A registration statement relating to such shares).

 4.3     Form of share certificate for Series B Convertible Redeemable Preferred
         Shares of Beneficial Interest of ProLogis (incorporated by reference to Exhibit 4.8 to ProLogis' Form 8-A registration statement relating to such shares).

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
Exhibit
Number                                Exhibit
------                                -------

 4.4     Form of share certificate for Series C Cumulative Redeemable Preferred
         Shares of Beneficial Interest of ProLogis (incorporated by reference to Exhibit 4.8 to ProLogis' Form 10-K for the year ended December 31,
         1996).

 4.5     Form of share certificate for Series D Cumulative Redeemable Preferred
         Shares of Beneficial Interest of ProLogis (incorporated by reference to Exhibit 4.21 of ProLogis' Form S-4 Registration Statement (File No.
         69001)).

 4.6     Form of share certificate for Series E Cumulative Redeemable Preferred
         Shares of Beneficial Interest of ProLogis (incorporated by reference to Exhibit 4.22 of ProLogis' Form S-4 Registration Statement (File No.
         69001)).

 4.7     Rights Agreement, dated as of December 31, 1993, between ProLogis and
         State Street Bank and Trust Company, as Rights Agent, including form of
         Rights Certificate (incorporated by reference to Exhibit 4.4 to
         ProLogis' Registration Statement No. 33-78080).

 4.8 First Amendment to Rights Amendment, dated as of February 15, 1995, between ProLogis, State Street Bank and Trust Company and The First
         National Bank of Boston, as successor Rights Agent (incorporated by reference to Exhibit 3.1 to ProLogis' Form 10-Q for the quarter ended
         September 30, 1995).

 4.9 Second Amendment to Rights Agreement, dated as of June 22, 1995, between ProLogis, State Street Bank and Trust Company and The First
         National Bank of Boston (incorporated by reference to Exhibit 3.1 to
         ProLogis' Form 10-Q for the quarter ended September 30, 1995).

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              PROLOGIS TRUST



                              By:    /s/ Jeffrey A. Klopf
                                    ---------------------
                                    Jeffrey A. Klopf
                                    Secretary

Dated: March 3, 1999

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